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Please detach at perforation before mailing.

PROXY                                                                                  AQUILA GROUP OF FUNDS                                                                                  PROXY
AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND
Proxy for Special Meeting of Shareholders – July 24, 2013
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Aquila Three Peaks Opportunity Growth Fund (the “Fund”) whose signature(s) appear(s) below does/do hereby appoint DIANA P. HERRMANN and CHARLES E. CHILDS, III, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Fund to be held Wednesday, July 24, 2013 at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side.  Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

The Board of Trustees recommends a vote FOR the Proposal.  The shares represented hereby will be voted as indicated on the reverse or FOR if no choice is indicated. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE TELEPHONE: 1-800-337-3503 VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your title as such.
____ Signature ____ Signature ____ Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Aquila Group of Funds
Aquila Three Peaks Opportunity Growth Fund Shareholder Meeting to Be Held on July 24, 2013.
The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/______

PLEASE VOTE TODAY
BY INTERNET (www.proxy-direct.com)
or
BY PHONE (1-800-337-3503)
or
BY MAIL (Please sign and date before mailing)
Please detach at perforation before mailing.

Please read the proxy statement prior to voting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:
AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND SPECIAL MEETING

1.  To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of Aquila Three Peaks Opportunity Growth Fund, in exchange for shares of Aquila Three Peaks Opportunity Growth Fund, a series of Aquila Funds Trust, to be distributed to the shareholders of Aquila Three Peaks Opportunity Growth Fund, and (ii) the subsequent liquidation and dissolution of Aquila Three Peaks Opportunity Growth Fund.
FOR AGAINST ABSTAIN

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.